Exhibit 99.1

Plum Creek Timber Company, Inc. 601 Union St, Suite 3100 Seattle, Washington 98101 206 467 3600

News Release

For more information contact:
For immediate release	Investors: John Hobbs 1-800-858-5347
July 27, 2015	Media: Kathy Budinick 1-888-467-3751

Plum Creek Reports Results for Second Quarter 2015

SEATTLE - Plum Creek Timber Company, Inc. (NYSE: PCL) today announced second quarter earnings of $21 million, or $0.12 per diluted share, on revenues of $302 million. Earnings for the second quarter of 2014 were $55 million, or $0.31 per diluted share, on revenues of $356 million. Reported earnings in the second quarter of 2014 were higher due to the sale of over 49,000 acres of Wisconsin timberlands.

Earnings for the first six months of 2015 were $63 million, or $0.35 per diluted share, on revenues of $708 million. Earnings for the first six months of 2014 were $85 million, or $0.47 per diluted share, on revenues of $673 million.

Adjusted EBITDA, a non-GAAP measure of operating performance, for the first six months of 2015 was $269 million, a $36 million increase from the $233 million for the same period of 2014. A reconciliation of adjusted EBITDA to net income and cash flow from operations is provided as an attachment to this release.

“Second quarter earnings were slightly better than we initially thought,” said Rick Holley, Plum Creek’s chief executive officer. “All of our business segments performed well in the second quarter with our Manufacturing and Real Estate segments reporting better results than we initially anticipated. Improving consumer confidence, employment, and residential construction activity are encouraging and leading indicators of future demand growth.”

Review of Second Quarter Operations

The Northern Resources segment reported operating income of $3 million during the second quarter, compared to the $5 million reported during the second quarter of 2014. Total harvest volumes were similar to the second quarter of 2014. Higher pulpwood volumes in the Northeast and Lake States offset lower sawlog harvest levels in the Northwest. Average sawlog prices declined $4 per ton, or about 5 percent, compared to the prior year as West Coast sawmills were well-supplied with logs and log export markets remained soft. In the Northeast, average pulpwood prices increased $6 per ton, or about 15 percent over the past year. Pulpwood demand in the Lake States and New England remained strong as pulp and paper companies struggled to build log inventories.

Operating income in the Southern Resources segment was $32 million, down slightly from the $33 million reported for the second quarter of 2014. Total harvest volumes and sawlog prices were largely unchanged from the prior year. Pulpwood prices increased $1 per ton, approximately 8 percent, compared to the second

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Exhibit 99.1

quarter of 2014. Pulpwood prices have trended higher over the past year on good demand from pulp, paper and packaging customers as well as the start-up of new pellet mills in the Gulf South region.

The Real Estate segment reported revenue of $25 million and operating income of $11 million in the second quarter of 2015. Second quarter 2014 revenue was $77 million and operating income was $45 million. The 2014 results included a $45 million sale in Wisconsin. During the quarter, the company sold a total of 8,005 acres of recreation lands for $2,255 per acre and 1,515 acres of small, non-strategic timberlands at an average price of $955 per acre. The company also sold 6,610 acres of conservation lands in the Northeast at an average price of $860 per acre.

The Manufacturing segment reported operating income of $14 million, compared to the $10 million of operating income reported for the second quarter of 2014. The 2015 results include a non-recurring benefit of approximately $3 million that was primarily related to lower workers’ compensation expenses. Results for the second quarter of 2014 included a $2 million adverse impact related to the June 2014 fire at the company’s MDF facility. Production and sales volumes for MDF and plywood increased over the prior year due to continued strength in the specialty panels markets. The strong results from the MDF and plywood businesses during the quarter offset the impact of lower lumber prices.

Operating income from the Energy and Natural Resources segment was $5 million, down $1 million from the second quarter of 2014. The decrease in earnings was primarily the result of lower coal and natural gas royalty income compared to the second quarter of 2014.

Share Repurchase

During the quarter the company repurchased approximately $31 million of common stock at an average price of $41.16 per share. As of June 30, 2015, the company had 174.9 million shares of common stock outstanding and $75 million remaining in its current share repurchase authorization.

Outlook

The company expects harvest volumes will be in the lower half of its 19 to 20 million ton target range for 2015. Harvest levels in the third quarter for the Northern Resources segment are expected to seasonally rebound to approximately one million tons. In the Southern Resources segment, harvest volumes are expected to be about 4 million tons with a pulpwood to sawtimber mix similar to the second quarter of 2015.

Real Estate sales are expected to be $125 to $135 million in the third quarter. The company expects Real Estate sales will approach $300 million for 2015. Land basis, as a percentage of real estate revenues, is expected to be 34 percent in the second half of the year.

During the third quarter of 2015, earnings for the Energy and Natural Resources segment should be similar to second quarter levels. Without the $3 million non-recurring benefit realized in the second quarter, the company expects the Manufacturing segment to report operating profit similar to the first-quarter results.

“Our business segments have performed much as we expected during the first two quarters of 2015, and we continue to expect some demand growth in the second half of the year,” continued Holley. “However, lower lumber prices and healthy log inventories at most mills limits the upside pricing opportunities in sawlogs that would lead us to the upper end of our earnings guidance range. We are narrowing our guidance range for the year accordingly, and now expect to report 2015 earnings between $1.05 and $1.20 per share. We expect to report third quarter earnings between $0.50 and $0.55 per share.

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Exhibit 99.1

“At Plum Creek, we manage the company with the goal of maximizing the long-term value of our shareholders’ investment. Our recent share repurchase activity is just one example of our disciplined approach to capital allocation. We continue to evaluate all our capital allocation alternatives, and we will execute on those that provide the best benefit to our shareholders,” concluded Holley.

Earnings Conference Call and Supplemental Information

Plum Creek will hold a conference call today, July 27, 2015 at 5:00 p.m. ET (2:00 p.m. PT). A live webcast of the conference call may be accessed through Plum Creek’s website at www.plumcreek.com by clicking on the “Investors” section.

Investors without Internet access should dial 1-800-572-9852 at least 10 minutes prior to the start of the call, referencing Plum Creek’s earnings conference call. Those wishing to access the call from outside the United States and Canada should dial 1-706-645-9676, also referencing Plum Creek’s earnings conference call. Replay of the call will be available for 48 hours after completion of the live call and can be accessed at 1-855-859-2056 or 1-404-537-3406 (international calls), using the code 50834509.

Supplemental financial information for Plum Creek operations, including statistical data and reconciliations to non-GAAP measures is available in the Investors section of Plum Creek’s website at www.plumcreek.com.

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Plum Creek is among the largest and most geographically diverse private landowners in the nation with more than 6 million acres of timberlands in 19 states. We also operate wood products mills in the Northwest. We manage our working forests using sustainable practices to benefit Plum Creek’s many stakeholders. Our employees work together to create shareholder value, serve as stewards of the environment, make wood products for everyday use, and build strong communities. Please visit www.plumcreek.com for the latest information about Plum Creek.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995 as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as "believes," "expects," "may," "will," "should," "seek," "approximately," "intends," "plans," "estimates," or "anticipates," or the negative of those words or other comparable terminology. The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the cyclical nature of the forest products industry, our ability to harvest our timber, our ability to execute our acquisition strategy, the market for and our ability to sell or exchange non-strategic timberlands and timberland properties that have higher and better uses, and various regulatory constraints. These and other risks, uncertainties and assumptions are detailed from time to time in our filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, and the Securities Act of 1933, as amended. It is likely that if one or more of the risks materializes, or if one or more assumptions prove to be incorrect, the current expectations of Plum Creek and its management will not be realized. Forward-looking statements are not guarantees of performance, and speak only as of the date made, and neither Plum Creek nor its management undertakes any obligation to update or revise any forward-looking statements.

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Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Six Months Ended June 30,
(In Millions, Except Per Share Amounts)	2015	2014
REVENUES:
Timber	$362	$363
Real Estate	134	100
Manufacturing	186	184
Energy and Natural Resources	16	18
Other	10	8
Total Revenues	708	673

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	266	263
Real Estate	101	40
Manufacturing	160	163
Energy and Natural Resources	5	5
Other	10	8
Total Cost of Goods Sold	542	479
Selling, General and Administrative	65	59
Total Costs and Expenses	607	538

Other Operating Income (Expense), net	5	4

Operating Income	106	139

Earnings from Unconsolidated Entities	41	29

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	54	54
Interest Expense (Note Payable to Timberland Venture)	29	29
Total Interest Expense, net	83	83

Income before Income Taxes	64	85

Provision (Benefit) for Income Taxes	1	—

Net Income	$63	$85

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.35	$0.48
Net Income per Share – Diluted	$0.35	$0.47

Weighted-Average Number of Shares Outstanding
– Basic	175.7	177.1
– Diluted	175.9	177.4

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$40	$32
Equity Earnings (Loss) from Real Estate Development Ventures	1	(3)
Earnings from Unconsolidated Entities	$41	$29

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Quarter Ended June 30,
(In Millions, Except Per Share Amounts)	2015	2014
REVENUES:
Timber	$170	$171
Real Estate	25	77
Manufacturing	92	94
Energy and Natural Resources	8	9
Other	7	5
Total Revenues	302	356

COSTS AND EXPENSES:
Cost of Goods Sold:
Timber	127	125
Real Estate	12	30
Manufacturing	77	84
Energy and Natural Resources	3	3
Other	8	5
Total Cost of Goods Sold	227	247
Selling, General and Administrative	32	30
Total Costs and Expenses	259	277

Other Operating Income (Expense), net	2	3

Operating Income	45	82

Earnings from Unconsolidated Entities	19	15

Interest Expense, net:
Interest Expense (Debt Obligations to Unrelated Parties)	27	27
Interest Expense (Note Payable to Timberland Venture)	15	15
Total Interest Expense, net	42	42

Income before Income Taxes	22	55

Provision (Benefit) for Income Taxes	1	—

Net Income	$21	$55

PER SHARE AMOUNTS:

Net Income per Share – Basic	$0.12	$0.31
Net Income per Share – Diluted	$0.12	$0.31

Weighted-Average Number of Shares Outstanding
– Basic	175.5	177.1
– Diluted	175.7	177.4

SUPPLEMENTAL INCOME STATEMENT INFORMATION:
Equity Earnings from Timberland Venture	$17	$17
Equity Earnings (Loss) from Real Estate Development Ventures	2	(2)
Earnings from Unconsolidated Entities	$19	$15

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Millions, Except Per Share Amounts)	June 30, 2015	December 31, 2014
ASSETS
Current Assets:
Cash and Cash Equivalents	$83	$92
Accounts Receivable	43	38
Inventories	56	61
Deferred Tax Asset	6	6
Assets Held for Sale	60	98
Other Current Assets	15	15
	263	310

Timber and Timberlands, net	3,945	4,009
Minerals and Mineral Rights, net	286	289
Property, Plant and Equipment, net	118	120
Equity Investment in Timberland Venture	227	217
Equity Investment in Real Estate Development Ventures	126	126
Deferred Tax Asset	25	23
Investment in Grantor Trusts (at Fair Value)	48	48
Other Assets	42	45
Total Assets	$5,080	$5,187

LIABILITIES
Current Liabilities:
Current Portion of Long-Term Debt	$439	$439
Line of Credit	108	95
Accounts Payable	35	27
Interest Payable	26	22
Wages Payable	18	31
Taxes Payable	15	10
Deferred Revenue	34	23
Other Current Liabilities	11	10
	686	657

Long-Term Debt	1,976	1,976
Note Payable to Timberland Venture	783	783
Other Liabilities	102	100
Total Liabilities	3,547	3,516

Commitments and Contingencies

STOCKHOLDERS’ EQUITY
Preferred Stock, $0.01 Par Value, Authorized Shares – 75.0, Outstanding – None	—	—
Common Stock, $0.01 Par Value, Authorized Shares – 300.6, Outstanding (net of Treasury Stock) – 174.9 at June 30, 2015 and 175.9 at December 31, 2014	2	2
Additional Paid-In Capital	2,961	2,955
Retained Earnings (Accumulated Deficit)	(363)	(271)
Treasury Stock, at Cost, Common Shares – 29.5 at June 30, 2015 and 28.3 at December 31, 2014	(1,044)	(992)
Accumulated Other Comprehensive Income (Loss)	(23)	(23)
Total Stockholders’ Equity	1,533	1,671
Total Liabilities and Stockholders’ Equity	$5,080	$5,187

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$63	$85
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014)	65	66
Basis of Real Estate Sold	92	31
Earnings from Unconsolidated Entities	(41)	(29)
Distributions from Timberland Venture	30	28
Distributions from Real Estate Development Ventures	1	—
Deferred Income Taxes	(2)	—
Working Capital Changes	15	7
Other	4	1
Net Cash Provided By (Used In) Operating Activities	227	189

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $4 MDF Fire Replacement Capital in 2014)	(38)	(40)
Timberlands Acquired	(7)	—
Contributions to Real Estate Development Ventures	(2)	(4)
Distributions from Real Estate Development Ventures	2	1
Insurance Recoveries (Property Damage)	1	—
Sales/(Purchases) of Marketable Securities, net	1	—
Net Cash Provided By (Used In) Investing Activities	(43)	(43)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(155)	(156)
Borrowings on Line of Credit	216	748
Repayments on Line of Credit	(203)	(1,063)
Proceeds from Stock Option Exercises	1	1
Acquisition of Treasury Stock	(52)	(2)
Net Cash Provided By (Used In) Financing Activities	(193)	(472)

Increase (Decrease) In Cash and Cash Equivalents	(9)	(326)
Cash and Cash Equivalents:
Beginning of Period	92	433

End of Period	$83	$107

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$21	$55
Adjustments to Reconcile Net Income to Net Cash Provided By Operating Activities:
Depreciation, Depletion and Amortization (Includes $2 MDF Fire Impairment Loss in 2014)	32	34
Basis of Real Estate Sold	9	25
Earnings from Unconsolidated Entities	(19)	(15)
Distributions from Real Estate Development Ventures	1	—
Deferred Income Taxes	(2)	—
Working Capital Changes	31	32
Other	3	1
Net Cash Provided By (Used In) Operating Activities	76	132

CASH FLOWS FROM INVESTING ACTIVITIES
Capital Expenditures, Excluding Timberland Acquisitions (Includes $4 MDF Fire Replacement Capital in 2014)	(24)	(24)
Timberlands Acquired	(7)	—
Distributions from Real Estate Development Ventures	—	1
Insurance Recoveries (Property Damage)	1	—
Net Cash Provided By (Used In) Investing Activities	(30)	(23)

CASH FLOWS FROM FINANCING ACTIVITIES
Dividends	(78)	(78)
Borrowings on Line of Credit	158	465
Repayments on Line of Credit	(106)	(493)
Acquisition of Treasury Stock	(31)	—
Net Cash Provided By (Used In) Financing Activities	(57)	(106)

Increase (Decrease) In Cash and Cash Equivalents	(11)	3
Cash and Cash Equivalents:
Beginning of Period	94	104

End of Period	$83	$107

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Six Months Ended June 30,
(In Millions)	2015	2014
Revenues:
Northern Resources	$117	$127
Southern Resources	257	250
Real Estate	134	100
Manufacturing	186	184
Energy and Natural Resources	16	18
Other	10	8
Eliminations	(12)	(14)
Total Revenues	$708	$673

Operating Income (Loss):
Northern Resources	$16	$21
Southern Resources	63	64
Real Estate	30	57
Manufacturing (A)	23	19
Energy and Natural Resources	10	12
Other (B)	1	(4)
Other Costs and Eliminations, net	(36)	(33)
Total Operating Income	$107	$136

Adjusted EBITDA by Segment: (C)
Northern Resources	$29	$35
Southern Resources	104	101
Real Estate	122	88
Manufacturing	28	28
Energy and Natural Resources	14	16
Other	7	(3)
Other Costs and Eliminations, net	(35)	(32)
Total	$269	$233

(A)
During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. For the six-month periods ended June 30, 2015 and June 30, 2014, we recorded gains related to insurance recoveries of $2 million and $4 million, respectively. Insurance recoveries were received for costs incurred to rebuild or replace the damaged building and equipment and for business interruption costs. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain (Loss) in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)
For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures is included in Operating Income (Loss) for the Other Segment. Equity earnings of $1 million and an equity loss of $3 million were recorded for the six-month periods ended June 30, 2015 and June 30, 2014, respectively.

(C)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

PLUM CREEK TIMBER COMPANY, INC.
SEGMENT DATA
(UNAUDITED)

	Quarter Ended June 30,
(In Millions)	2015	2014
Revenues:
Northern Resources	$47	$50
Southern Resources	129	127
Real Estate	25	77
Manufacturing	92	94
Energy and Natural Resources	8	9
Other	7	5
Eliminations	(6)	(6)
Total Revenues	$302	$356

Operating Income (Loss):
Northern Resources	$3	$5
Southern Resources	32	33
Real Estate	11	45
Manufacturing (A)	14	10
Energy and Natural Resources	5	6
Other (B)	2	(3)
Other Costs and Eliminations, net	(20)	(16)
Total Operating Income	$47	$80

Adjusted EBITDA by Segment: (C)
Northern Resources	$9	$11
Southern Resources	53	52
Real Estate	20	70
Manufacturing	16	16
Energy and Natural Resources	7	8
Other	8	(2)
Other Costs and Eliminations, net	(19)	(15)
Total	$94	$140

(A)
During the second quarter of 2014, we experienced a fire at our MDF facility and recorded a $2 million loss representing the net book value of the building and equipment damaged or destroyed by the fire. For the quarterly periods ended June 30, 2015 and June 30, 2014, we recorded gains related to insurance recoveries of $2 million and $4 million, respectively. Insurance recoveries were received for costs incurred to rebuild or replace the damaged building and equipment and for business interruption costs. Both the building and equipment loss and the insurance recoveries are reported as Other Operating Gain (Loss) in our Manufacturing Segment and are included in Other Operating Income (Expense), net in the Consolidated Statements of Income.

(B)
For segment reporting, Equity Earnings (Loss) from Real Estate Development Ventures is included in Operating Income (Loss) for the Other Segment. Equity earnings of $2 million and an equity loss of $2 million were recorded for the quarterly periods ended June 30, 2015 and June 30, 2014, respectively.

(C)	Refer to the separate schedule, "Segment Data - Adjusted EBITDA" for reconciliations of Adjusted EBITDA to operating income and net cash provided by operating activities.

Exhibit 99.1

Plum Creek Timber Company, Inc.
Segment Data - Adjusted EBITDA
Reconciliation of Operating Income and Net Cash
Provided by Operating Activities
(Unaudited)

We define Adjusted EBITDA as earnings from continuing operations, excluding Equity Earnings from the Timberland Venture, and before interest expense (including any gains or losses from extinguishment of debt), taxes, depreciation, depletion, amortization, and basis in real estate sold. In addition to including Equity Earnings or Loss from Real Estate Development Ventures in Adjusted EBITDA, we also include, as an add back to Operating Income for the Other Segment, our proportional share of depreciation, depletion, amortization, and basis in real estate sold from this equity method investment. Adjusted EBITDA is not considered a measure of financial performance under U.S. generally accepted accounting principles (U.S. GAAP) and the items excluded from Adjusted EBITDA are significant components of our consolidated financial statements.

We present Adjusted EBITDA as a supplemental performance measure because we believe it facilitates operating performance comparisons from period to period, and each business segment’s contribution to that performance, by eliminating non-cash charges to earnings, which can vary significantly by business segment. These non-cash charges include timber depletion, depreciation of fixed assets and the basis in real estate sold. We also use Adjusted EBITDA as a supplemental liquidity measure because we believe it is useful in measuring our ability to generate cash. In addition, we believe Adjusted EBITDA is commonly used by investors, lenders and rating agencies to assess our financial performance.

A reconciliation of Adjusted EBITDA to net income and net cash from operating activities, the most directly comparable U.S. GAAP performance and liquidity measures, is provided in the following schedules:

	Six Months Ended June 30, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$16	$13	$—	$29
Southern Resources	63	41	—	104
Real Estate	30	—	92	122
Manufacturing	23	5	—	28
Energy and Natural Resources	10	4	—	14
Other	1	—	6	7
Other Costs and Eliminations	(39)	1	—	(38)
Other Unallocated Operating Income (Expense), net	3	—	—	3
Total	$107	$64	$98	$269

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	40
Interest Expense	(83)
(Provision) Benefit for Income Taxes	(1)
Net Income	$63

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$227
Interest Expense				83
Amortization of Debt Costs				(1)
Provision (Benefit) for Income Taxes				1
Distributions from Timberland Venture				(30)
Distributions from Real Estate Development Ventures				(1)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				7
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(15)
Other				(4)
Adjusted EBITDA				$269

(1) Includes Equity Earnings from Real Estate Development Ventures ($1 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($6 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Six Months Ended June 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$21	$14	$—	$35
Southern Resources	64	37	—	101
Real Estate	57	—	31	88
Manufacturing	19	9	—	28
Energy and Natural Resources	12	4	—	16
Other	(4)	1	—	(3)
Other Costs and Eliminations	(35)	1	—	(34)
Other Unallocated Operating Income (Expense), net	2	—	—	2
Total	$136	$66	$31	$233

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	32
Interest Expense	(83)
(Provision) Benefit for Income Taxes	—
Net Income	$85

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$189
Interest Expense				83
Amortization of Debt Costs				(1)
Provision (Benefit) for Income Taxes				—
Distributions from Timberland Venture				(28)
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization and Basis of Real Estate Sold from Real Estate Development Ventures				(2)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(7)
Other				(1)
Adjusted EBITDA				$233

(1) Includes Equity Loss from Real Estate Development Ventures ($3 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($0) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended June 30, 2015

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$3	$6	$—	$9
Southern Resources	32	21	—	53
Real Estate	11	—	9	20
Manufacturing	14	2	—	16
Energy and Natural Resources	5	2	—	7
Other	2	—	6	8
Other Costs and Eliminations	(20)	1	—	(19)
Other Unallocated Operating Income (Expense), net	—	—	—	—
Total	$47	$32	$15	$94

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	17
Interest Expense	(42)
(Provision) Benefit for Income Taxes	(1)
Net Income	$21

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$76
Interest Expense				42
Amortization of Debt Costs				—
Provision (Benefit) for Income Taxes				1
Distributions from Timberland Venture				—
Distributions from Real Estate Development Ventures				(1)
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				8
Deferred Income Taxes				2
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(31)
Other				(3)
Adjusted EBITDA				$94

(1) Includes Equity Earnings from Real Estate Development Ventures ($2 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($0), and basis in real estate sold ($6 million) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.

Exhibit 99.1

	Quarter Ended June 30, 2014

	Operating Income	Depreciation, Depletion and Amortization	Basis of Real Estate Sold	Adjusted EBITDA
By Segment (1)
Northern Resources	$5	$6	$—	$11
Southern Resources	33	19	—	52
Real Estate	45	—	25	70
Manufacturing	10	6	—	16
Energy and Natural Resources	6	2	—	8
Other	(3)	1	—	(2)
Other Costs and Eliminations	(17)	1	—	(16)
Other Unallocated Operating Income (Expense), net	1	—	—	1
Total	$80	$35	$25	$140

Reconciliation to Net Income (2)
Equity Earnings from Timberland Venture	17
Interest Expense	(42)
(Provision) Benefit for Income Taxes	—
Net Income	$55

Reconciliation to Net Cash Provided By Operating Activities (1)
Net Cash Flows from Operations				$132
Interest Expense				42
Amortization of Debt Costs				—
Provision (Benefit) for Income Taxes				—
Distributions from Timberland Venture				—
Distributions from Real Estate Development Ventures				—
Equity Earnings, Depletion, Amortization, and Basis of Real Estate Sold from Real Estate Development Ventures				(1)
Deferred Income Taxes				—
Gain on Sale of Properties and Other Assets				—
Timber Deed Acquired				—
Pension Plan Contributions				—
Working Capital Changes				(32)
Other				(1)
Adjusted EBITDA				$140

(1) Includes Equity Loss from Real Estate Development Ventures ($2 million) in Operating Income for the Other Segment, along with our proportional share of depreciation, depletion, amortization ($1 million), and basis in real estate sold ($0) from this equity method investment.
(2) Includes reconciling items not allocated to segments for financial reporting purposes.